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Exhibit 5.1

Date	7 October 2022

Our ref	01431816

Your ref

Iterum Therapeutics plc

Fitzwilliam Court 1st Floor

Leeson Close

Ireland

D02YW24

Re: Registration Statement on Form S-3 and Prospectus

Dear Sirs

We are acting as Irish counsel to Iterum Therapeutics plc (the Company), a public limited company incorporated under the laws of Ireland (registered number 563531), in connection with the filing of;

i.

a registration statement (the Registration Statement) on Form S-3 dated 7 October 2022 with the United States Securities and Exchange Commission (the SEC) under the Securities Act of 1933, as amended (the Securities Act), pursuant to which we understand the Company will register the offering, issuance and sale by the Company, from time to time on a delayed or a continuous basis pursuant to Rule 415 under the Securities Act, at an initial aggregate offering price not to exceed $100,000,000 of the Company's securities (the S-3 Securities), which may include:

•	ordinary shares in the capital of the Company with a nominal value of $0.01 each (the Ordinary Shares);
•	preferred shares in the capital of the Company with a nominal value of $0.01 each (the Preferred Shares and together with the Ordinary Shares, the Shares);
•	debt securities of the Company (the Debt Securities),
•	warrants to purchase the Shares or Debt Securities (the Warrants),
•	subscription rights to purchase the Shares (Subscription Rights),
•

purchase contracts obligating holders to purchase from or sell to the Company and obligating the Company to sell to the holders, a specified number of Shares or other S-3 Securities (Purchase Contracts); and

•

units consisting of any combination of Shares, Debt Securities and/or Warrants (the Units), pursuant to the terms of the Registration Statement, the prospectus contained therein, and any amendments or supplements thereto.

CE Gill • JG Grennan • PD White • VJ Power • LA Kennedy • SM Doggett • B McDermott • S O’Riordan • M Sherlock • KP Allen • C Rogers • G O’Toole • JN Kelly • N O’Sullivan
MJ Ward • AC Burke • D Widger • C Christle • S Ó Cróinin • JW Yarr • DR Baxter • A McCarthy • JF Whelan • JB Somerville • MF Barr • AM Curran • A Roberts • RM Moore • D Main
J Cahir • M Traynor • PM Murray • P Walker • K Furlong • PT Fahy • D Inverarity • M Coghlan • DR Francis • A Casey • B Hosty • M O’Brien • L Mulleady • K Ryan • E Hurley • D Dagostino
R Grey • R Lyons • J Sheehy • C Carroll • SE Carson • P Diggin • J Williams • A O’Beirne • J Dallas • SM Lynch • M McElhinney • C Owens • AD Ion • K O'Connor • JH Milne
T Casey • M Doyle • CJ Comerford • R Marron • K O'Shaughnessy • S O'Connor • SE Murphy • D Nangle • A Lawler • C Ó Conluain • N McMahon • HP Brandt • A Sheridan • LM Byrne
N Cole • M Devane • D Fitzgerald • G McDonald • N Meehan • R O'Driscoll • B O'Malley • C Bollard • M Daly • D Geraghty • LC Kennedy • E Mulhern • E O'Keeffe • MJ Ellis

Consultants: Professor JCW Wylie  •  MA Greene  •  AV Fanagan  •  PM Law  •  C Duffy  •  SW Haughey  •  PV Maher

ii.

the prospectus, dated 7 October 2022 (the Prospectus) included in the Registration Statement relating to the issuance and sale from time to time by the Company of ordinary shares in the capital of the Company with an aggregate offering price of up to $16,000,000 (the Offering Shares).

(The S-3 Securities together with the Offering Shares, the Securities)

The Offering Shares are to be issued and sold by the Company pursuant to an At The Market Offering Agreement, dated 7 October 2022, between the Company and H.C. Wainwright & Co (the Sale Agreement). The Sale Agreement was filed with the SEC on 7 October 2022 as Exhibit 1.2 to the Company’s Registration Statement.

In connection with this Opinion, we have reviewed:

•	the Registration Statement;
•	the Prospectus contained therein;
•	the Sale Agreement; and
•	copies of such corporate records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed.

In rendering this Opinion, we have examined, and have assumed the truth and accuracy of the contents of, all such corporate records, documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches on 7 October 2022 in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this Opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the (continued) truth and accuracy of the information contained in such documents, the genuineness of all signatures (electronic or otherwise), that any signatures (electronic or otherwise) are the signatures of the persons who they purport to be, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

We have further assumed:

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that, at the time of the issuance of the Shares and the Offering Shares, a sufficient number of Ordinary Shares or Preferred Shares (as applicable) will be authorised and available for issuance by the Company’s board of directors (the Board) pursuant to the Company’s memorandum and articles of association, that the consideration for the issuance of such Shares and the Offering Shares will not be less than the nominal value of such Ordinary Shares or Preferred Shares (as applicable), and that the Board, or any appropriate committee appointed thereby, will have the valid authority to issue such Ordinary Shares or Preferred Shares on a non-pre-emptive basis;

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that, at the time of the issuance of the S-3 Securities, pursuant to the Company's memorandum and articles of association, that the Board, or any appropriate committee appointed thereby, will have the valid authority to issue such S-3 Securities and that such S-3 Securities will have been duly executed, authenticated (if applicable), issued and delivered against payment therefor in accordance with the terms of the applicable S-3 Securities agreement and in the manner contemplated by the applicable prospectus and that such S-3 Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

3

that, at the time of issuance of any Shares issuable upon the exercise of any Debt Securities, Warrants or Units exercisable or convertible into Shares, in whole or in part (together, the Convertible Securities), there will be sufficient authorised but unissued share capital available for issuance by the Board under the

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Company's memorandum and articles of association and not otherwise reserved for issuance and that the Board, or any appropriate committee appointed thereby, will have the valid authority to issue such Shares on a non-pre-emptive basis;

4

that the issuance of any Shares upon the conversion, exchange and exercise of any of the Convertible Securities will be conducted in accordance with the terms and the procedures described in the Company's memorandum and articles of association, the Irish Companies Act 2014, and the terms of issuance of such Convertible Securities;

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that the memorandum and articles of association of the Company as adopted on 24 June 2015 and as amended on 17 August 2022 and as are available in the Irish Companies Registration Office as at the date of this Opinion are correct and up to date;

6	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Sale Agreement relating to the offering, issuance and payment for the Offering Shares;
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where the Sale Agreement has been executed on behalf of the Company using a software platform that enables an advanced electronic signature or a qualified electronic signature to be applied to that agreement, that each such signature was applied under the authority and control of the relevant signatory;

8	the accuracy and completeness of all information appearing on public records;
9

that none of the resolutions and authorities of the Board, any committee of the Board and/or shareholders of the Company upon which we have relied have been or will be varied, amended or revoked in any respect or have expired and that the Securities will be issued in accordance with such resolutions and authorities;

10

that no authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the agreements or arrangements referred to in the Registration Statement or with respect to any issue offer or sale of S-3 Securities are or will be required to be obtained, that the S-3 Securities will conform with the descriptions and restrictions contained in the Registration Statement, subject to such changes as may be required in order to comply with any requirement of Irish law, that the selling restrictions contained therein have been and will be at all times observed and that the S-3 Securities will comply with the terms of any agreements relating to the S-3 Securities;

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that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Securities and each warrant agreement, unit agreement, subscription rights agreement, purchase contract agreement or other agreement relating to the Securities (as applicable), will not violate, conflict with or constitute a default under (i) the constitution of the Company, (ii) any agreement or instrument to which the Company or its properties are subject, (iii) any law, rule or regulation to which the Company or its properties is subject, (iv) any judicial or regulatory order or decree of any governmental authority or (v) any consent, approval, license, authorisation or validation of, or filing, recording or registration with, any governmental authority.

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that the Registration Statement, including the Prospectus contained therein, does not constitute (and is not intended/required to constitute) a prospectus within the meaning of Part 23 of the Irish Companies Act 2014 and to the extent that any offer of Offering Shares is being made to investors in any member state of the European Union, the Company is satisfied that the obligation to propose and publish a prospectus pursuant to Irish prospectus law, or in particular pursuant to the European Union (Prospectus) Regulations 2019, does not arise; and

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the absence of fraud on the part of the Company and its respective officers, employees, agents and advisers, and that the Company will issue the Securities in good faith, for its legitimate and bona fide business purposes. We have further assumed that: (i) the Company will be fully solvent at the time of and immediately following the issue of any Securities; (ii) no resolution or petition for the appointment of a liquidator or examiner will be passed or presented prior to the issue of any Securities; (iii) no receiver will have been appointed in relation to any of the assets or undertaking of the Company prior to the issue of any Securities; and (iv) no composition in satisfaction of debts, scheme of arrangement, or compromise or arrangement with creditors or members (or any class of creditors or members) will be proposed, sanctioned or approved in relation to the Company prior to the issue of any Securities.

Subject to the foregoing and to the within additional qualifications and assumptions, and based upon searches carried out in the Irish Companies Registration Office and the Central Office of the High Court on 7 October 2022, we are of the opinion that:

•	the Company is a company duly incorporated under the laws of Ireland and validly existing under the laws of Ireland;
•

the Shares, when issued in accordance with all necessary corporate action of the Company, including a valid resolution of the Board or any duly appointed committee thereof, and when delivered against due payment therefor, shall be duly authorised, validly issued, fully paid and will not be subject to calls for any additional payments (non-assessable);

•

the Debt Securities, Warrants, Subscription Rights, Purchase Contracts and Units when (i) issued in accordance with all necessary corporate action of the Company, including a valid resolution of the Board or any duly appointed committee thereof; (ii) if appropriate, authenticated in the manner set forth in the applicable indenture, warrant agreement, subscription rights agreement, purchase contract agreement, unit agreement or other applicable agreement; (iii) delivered against due payment therefor; and (iv) the applicable indenture, warrant agreement, subscription rights agreement, purchase contract agreement, unit agreement or other applicable agreement has been duly authorized, executed and delivered by the Company and the other parties thereto, will be duly authorized, validly issued and binding obligations of the Company; and

•

The Offering Shares, when the Registration Statement has become effective under the Securities Act and when the Offering Shares have been issued and paid for in accordance with the terms and conditions of the Sale Agreement, will be duly authorised, validly issued, fully paid and not subject to calls for any additional payments (non-assessable).

In rendering this Opinion we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof. This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time, nor to notify you of any change of law, facts or circumstances referred to or relied upon in the giving of this Opinion.

This Opinion is given solely for the benefit of the addressee of this Opinion and may not be relied upon by any other person without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of US federal securities laws.

This Opinion is also strictly confined to the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter.

We hereby consent to the filing of this Opinion with the SEC as an exhibit to the Registration Statement on 7 October 2022 in accordance with the requirements of Item 601(b)(5) of Regulations S-K of the Securities Act, and

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to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters”.

The Opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully

/s/ A&L Goodbody

A&L Goodbody

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